Exhibit 23 - Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fulton Financial Corporation:
We consent to the incorporation by reference in the registration statement (No. 333-05471, No. 333-05481, No. 333-44788, No. 333-81377, No. 333-64744, No. 333-76594, No. 333-76600, No. 333-76596, No. 333-107625, No. 333-114206, No. 333-116625, No. 333-121896, No. 333-126281, No. 333-131706, No. 333-135839, No. 333-145542, No. 333-168237, No. 333-175065, No. 333-189457, No. 333-128894 and No. 333-197728) on Form S-8 and on the registration statement (No. 333-37835, No. 333-61268, No. 333-123532, No. 333-130718, No. 333-156339, No. 333-189459, No. 333-189488, No. 333-156396 and No. 333-197730) on Forms S-3 of Fulton Financial Corporation of our report dated February 26, 2016, with respect to the consolidated balance sheets of Fulton Financial Corporation and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the December 31, 2015 annual report on Form 10‑K of Fulton Financial Corporation.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 26, 2016